UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2012

ARISTA POWER, INC.
(Exact name of registrant as specified in its charter)

New York	000-53510	16-1610794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 Mt. Read Boulevard, Rochester, New York	14615
(Address of principal executive offices)	(Zip Code)

(585) 243-4040
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry in a Material Definitive Agreement

On April 20, 2012, Arista Power, Inc. (“Arista Power”) entered into a Business Cooperation Agreement with GEMx Technologies, Inc. (a/k/a GE Energy Storage), a unit of GE Transportation and a subsidiary of General Electric.   Pursuant to the terms of the Business Cooperation Agreement: (1) GE Energy Storage agreed to provide joint marketing support in the sales efforts of Arista Power’s Power on Demand system, which will include promoting the Power on Demand system through GE’s commercial and industrial sales channel, trade show support by GE Energy Storage, and the use by Arista Power, as pre-approved by GE Energy Storage, of GE’s logo in Arista Power’s marketing material for the Power on Demand system; (2) Arista Power agreed to utilize GE Energy Storage’s Durathon™ energy modules in its Power on Demand system; and (3) Arista Power and GE Energy Storage agreed to the terms of the Purchase Order in which Arista Power agreed to purchase Durathon™ energy modules from GE Energy Storage.

Item 8.01       Other Events

On April 23, 2012, Arista Power issued a press release, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01

(d)       Exhibits

Exhibit Number	Description
99.1	Press Release issued April 23, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARISTA POWER, INC.

By:	/s/ William A. Schmitz
Name:	William A. Schmitz
Title:	Chief Executive Officer

Dated: April 24, 2012

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued April 23, 2012.